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                                                                     EXHIBIT 11A

                        GATX CORPORATION AND SUBSIDIARIES

                COMPUTATION OF BASIC NET INCOME (LOSS) PER SHARE

                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                            YEAR ENDED DECEMBER 31
                                        --------------------------------------------------------------------------------------------
                                               1998                 1997                1996               1995            1994
                                        -------------------    ----------------    ---------------    ---------------  -------------

Average number of shares of
  common stock outstanding                   49.2                   45.1               40.4               40.0              39.7

Net income (loss)                          $131.9                 $(50.9)            $102.7             $100.8             $91.5
Deduct - Dividends paid and
  accrued on preferred stock                   .1                    6.7               13.2               13.2              13.3
                                        -------------------    ----------------    ---------------    ---------------  -------------

Net income (loss), as adjusted             $131.8                 $(57.6)           $  89.5            $  87.6             $78.2
                                        ===================    ================    ===============    ===============  =============

Basic net income (loss) per share        $   2.68                 $(1.28)           $  2.22            $  2.19             $1.97
                                        ===================    ================    ===============    ===============  =============


Note: Prior year amounts have been restated to reflect Statement of Financial
      Accounting Standards No. 128, Earnings Per Share, and the 2-for-1 stock split effected in June 1998.


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